UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2014

iPayment Holdings, Inc.

iPayment, Inc.

(Exact name of registrant as specified in its charter)

Delaware Delaware	333-177233-19 000-50280	20-4777880 62-1847043
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Tower 56, 126 East 56th Street 33rd Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 802-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2014, iPayment Holdings, Inc. and iPayment, Inc. (collectively, “iPayment” or the “Company”) appointed Greg Cohen as President of the Company. Under the terms of his employment, Mr. Cohen will receive a base salary of $400,000 per annum, and will be eligible to receive an annual performance-based bonus of up to 75% his annual base salary. In addition, Mr. Cohen will receive an initial grant of 125,000 phantom units pursuant to the Company’s Equity Incentive Plan within thirty (30) days of the commencement of his employment, and is eligible for future additional phantom unit grants based on satisfaction of certain conditions.

Since February 2013, Mr. Cohen, age 45, served as Chief Revenue and Strategy Officer for Merchant Warehouse, Inc. From 2012 to 2013, Mr. Cohen served as Senior Vice President and General Manager for VeriFone Systems, Inc. From 2006 to 2012, Mr. Cohen served as President for the U.S. Group and Emerging Solutions at Moneris Solutions, Inc. In addition, Mr. Cohen has held numerous other leadership positions in the payments industry, including Senior Vice President at Global Payments, and Vice President at Vital (now TSYS) and BankServ. Mr. Cohen serves on the Executive Committee of the Board of Directors of the Electronic Transaction Association, for which he will assume the role of President-Elect as of January 1, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPAYMENT, INC.

By:	/s/ Mark C. Monaco
	Name:	Mark C. Monaco
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Director of iPayment Holdings, Inc. (Principal Financial Officer)

Dated: October 17, 2014